UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

NIELSEN HOLDINGS PLC

(Exact name of Registrant as Specified in its Charter)

England and Wales	001-35042	98-1225347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5th Floor Endeavor House
675 Avenue of the Americas	189 Shaftesbury Avenue
New York, New York 10010	London, WC2H 8JR
(Address of Principal Executive Offices)

+1 (410) 717-7134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Transaction Agreement

On March 28, 2022, Nielsen Holdings plc, a public limited company formed under the laws of England and Wales (the “Company” or “Nielsen”), entered into a Transaction Agreement (the “Transaction Agreement”) by and among the Company, Neptune Intermediate Jersey Limited, a private limited company formed under the laws of the Bailiwick of Jersey (“Parent”), and Neptune BidCo US Inc., a corporation formed under the laws of Delaware and a wholly owned subsidiary of Parent (“Purchaser”), pursuant to which the Purchaser will acquire the issued and to be issued ordinary share capital of the Company by way of a scheme of arrangement (the “Scheme”) between the Company and the Scheme Shareholders (as defined in the Scheme) under Part 26 of the United Kingdom Companies Act 2006, as amended (the “Companies Act”). Parent and Purchaser are newly-formed entities established by a consortium of private investment funds led by funds affiliated with Elliott Investment Management L.P. and Brookfield Asset Management (the “Consortium”) for the purpose of acquiring the Company.

The Transaction Agreement provides, among other things and subject to the terms and conditions set forth therein, that at the effective time of the Acquisition (the “Effective Time”), all ordinary shares, nominal value of €0.07 per share, of the Company (the “Company Ordinary Shares”), will be transferred from the Company’s shareholders to Purchaser in accordance with the provisions of the Scheme and the laws of England and Wales (the “Acquisition”), and that Scheme Shareholders will receive the consideration of $28.00 in cash, without interest, per Company Ordinary Share (the “Offer Consideration”). Under the terms of the Transaction Agreement, the parties may at any time prior to the Effective Time mutually agree to implement the Acquisition by way of a takeover offer (as defined in Section 974 of the Companies Act) rather than the Scheme.

Pursuant to the Transaction Agreement, (i) each option to purchase Company Ordinary Shares (a “Company Option”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment equal to the product of (1) the number of Company Ordinary Shares subject to such Company Option as of immediately prior to the Effective Time and (2) the excess, if any, of the Offer Consideration over the exercise price per Company Ordinary Share subject to such Company Option as of the Effective Time, and (ii) each restricted stock unit award in respect of Company Ordinary Shares (a “Company RSU Award”) that is outstanding as of immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment equal to the product of (1) the number of Company Ordinary Shares subject to such Company RSU Award as of immediately prior to the Effective Time and (2) the Offer Consideration. For purposes of clause (1) of the immediately preceding sentence, the number of Company Ordinary Shares subject to a performance-based Company RSU Award with respect to which the applicable performance period is incomplete as of immediately prior to the Effective Time will be based on target (100%) performance.

The Company’s board of directors (the “Board”) has unanimously determined that the transactions contemplated by the Transaction Agreement, including the Acquisition, would be most likely to promote the success of the Company for the benefit of its shareholders as a whole, approved the execution, delivery and performance of the Transaction Agreement and the consummation of the transactions contemplated thereby, including the Acquisition, resolved to recommend that the shareholders of the Company vote in favor of the Scheme and the Company Resolutions (as defined in the Transaction Agreement), and directed that the Scheme be submitted for approval by the holders of the Company Ordinary Shares.

The obligation of the parties to consummate the Acquisition is subject to customary closing conditions, including, among others:

•

(i) the approval of the Scheme by a majority in number of the Scheme Shareholders present and voting, either in person or by proxy, representing three-quarters or more in value of the Scheme Shares (as defined in the Scheme) held by such shareholders; and (ii) the approval of the Company Resolutions by the requisite majorities of the Company’s shareholders (collectively, the “Company Shareholder Approval”);

•	the absence of any injunction or other order of a court of competent jurisdiction or law prohibiting the consummation of the Acquisition;

•

the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), as well as the receipt of certain specified foreign antitrust and foreign investment approvals;

•	the sanction of the Scheme by the High Court of Justice in England and Wales (the “Court” and such sanction, the “Court Sanction”);

•	the delivery of the order of the Court providing for the Court Sanction to the Registrar of Companies for England and Wales;

•	the accuracy of the representations and warranties contained in the Transaction Agreement (generally subject to certain materiality qualifiers); and

•	the performance and compliance in all material respects by the parties of their respective covenants required by the Transaction Agreement to be performed or complied by such party.

The Transaction Agreement contains certain termination rights, including, among others:

•	the right of the parties to terminate the Transaction Agreement by mutual written consent;

•

the right of either party to terminate the Transaction Agreement if (a) the Effective Time has not occurred within six months of the date of the Transaction Agreement, which may in certain circumstances be extended up to 12 months from the date of the Transaction Agreement, (b) a governmental entity has issued a final non-appealable order prohibiting the Acquisition, (c) the Company Shareholder Approval is not obtained at the shareholder meetings convened for such purpose or (d) the other party breaches its representations, warranties or covenants in the Transaction Agreement in a manner that would result in a failure of the applicable closing condition to be satisfied, subject in certain cases, to the right of the breaching party to cure the breach;

•

the right of the Company to terminate the Transaction Agreement (a) following the satisfaction of conditions to Parent’s and Purchaser’s obligations to consummate the closing of the Acquisition (the “Closing”) if (i) Parent and Purchaser fail to consummate the Closing within the time period required under the Transaction Agreement, (ii) the Company has provided irrevocable and unconditional notice to Parent five (5) business days prior to such termination that it is ready, willing and able to consummate the Closing and solely for purposes of consummating the Closing, all conditions to the Company’s obligation to consummate the Closing have been satisfied or that it is willing to waive any unsatisfied conditions, and (iii) Parent and Purchaser fail to consummate the Acquisition within five (5) business days after delivery of such notice; or (b) in order to enter into a definitive agreement providing for a “Company Superior Proposal” (as defined in the Transaction Agreement) in certain circumstances; and

•

the right of Parent to terminate the Transaction Agreement if (a) the Board changes its recommendation in favor of the Acquisition or (b) if it is ultimately determined that the Company is subject to the United Kingdom Takeover Code and the United Kingdom Takeover Panel is able to assert jurisdiction over the Acquisition.

The Transaction Agreement provides that, upon termination of the Transaction Agreement, the Company will be required to pay Parent a termination fee of $102 million, and Parent will be required to pay the Company a termination fee of $511 million (the “Parent Termination Fee”), in each case under certain specified circumstances.

Beginning on the date of the Transaction Agreement and continuing until 11:59 p.m., Eastern time on May 12, 2022 (the “Go-Shop Period”), the Company and its representatives have the right to (i) solicit, initiate, propose or induce the making of alternative acquisition proposals from third parties, (ii) furnish non-public information to such third parties in connection with such proposals and (iii) participate in discussions or negotiations with third parties with respect to such proposals. Following the expiry of the Go-Shop Period, the Company will generally be restricted from soliciting alternative acquisition proposals, and subject to certain exceptions, engaging in discussions or negotiations with respect to such proposals or providing non-public information in connection with such proposals.

The Company has made customary representations, warranties and covenants in the Transaction Agreement, including, among others, covenants:

•

to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course and preserve intact in all material respects its business organization, employee relationships, assets and properties, its existence in good standing, and its business relationships during the period between the date of the Transaction Agreement and the Closing, and not to engage in specified types of transactions during this period, subject to certain exceptions;

•	to convene meetings of its shareholders for the purpose of obtaining the Company Shareholder Approval and arrange Court hearings for the purpose of obtaining the Court Sanction; and

•	subject to customary “fiduciary out” exceptions, recommend that the Company’s shareholders approve the Scheme and the Company Resolutions.

If the Acquisition is consummated, the Company Ordinary Shares will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934.

The foregoing description of the terms of the Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Transaction Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference.

The Transaction Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Purchaser, the Equity Investors (as defined below) or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Transaction Agreement were made only for purposes of the Transaction Agreement as of the specific dates therein, were solely for the benefit of the parties to the Transaction Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Transaction Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Transaction Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Transaction Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent, Purchaser and the transactions contemplated by the Transaction Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Transaction Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”). The Company expects to file the preliminary proxy statement prior to five business days following the expiry of the Go-Shop Period. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Parent Financing

Parent has obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Transaction Agreement, including paying the Offer Consideration and consideration payable in respect of Company Options and Company RSU Awards, paying off the Company’s existing credit agreement (as well as other indebtedness of the Company, if applicable), and paying related fees and expenses (the “Acquisition Amounts”).

Debt Commitment Letter

Parent has obtained commitments for debt financing consisting of a $6.35 billion secured term loan facility, $650 million secured revolving facility, a $2 billion secured bridge facility and a $2.15 billion unsecured bridge facility on the terms set forth in a debt commitment letter. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to customary conditions.

Pursuant to the Transaction Agreement, the Company is required to use reasonable best efforts to provide Parent with customary cooperation in connection with the debt financing.

Equity and Rollover Commitment Letters

Parent has entered into equity and rollover commitment letters with certain funds affiliated with the Consortium members (the “Equity Investors”), pursuant to which such funds have committed to capitalize Purchaser, immediately prior to the Closing, with an aggregate equity contribution of up to $5.19 billion and a rollover of 16,600,000 Company Ordinary Shares subject to the terms and conditions set forth in such equity and rollover commitment letters. The equity and rollover commitments are several (not joint) obligations of the Equity Investors.

Limited Guarantee

The Equity Investors have delivered to the Company limited guarantees which guarantee the obligations of Parent and Purchaser with respect to the payment of the Parent Financing Termination Fee and certain other costs and expenses, and reimbursement and indemnification obligations, subject to the terms and conditions set forth in such limited guarantees. The limited guarantees are several (not joint) obligations of the Equity Investors.

Forward-Looking Statements

This Current Report on Form 8-K includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding the proposed transaction and Nielsen ONE. Factors leading thereto may include, without limitation, the risks related to Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Nielsen’s business, the failure of Nielsen’s new business strategy in accomplishing Nielsen’s objectives, economic or other conditions in the markets Nielsen is engaged in, impacts of actions and behaviors of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules and processes affecting Nielsen’s business, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement, the possibility that Nielsen shareholders may not approve the proposed transaction, the risk that the parties to the Transaction Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s ordinary shares, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally, the risk the pending proposed transaction could distract management of

Nielsen, and other specific risk factors that are outlined in Nielsen’s disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as its 10-K, 10-Q and 8-K reports that have been filed with the SEC. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of these materials, and Nielsen assumes no obligation to update any written or oral forward-looking statement made by Nielsen or on its behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen will file relevant materials with the SEC, including Nielsen’s proxy statement on Schedule 14A (the “Proxy Statement”). This Current Report on Form 8-K is not a substitute for the Proxy Statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Nielsen’s shareholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 675 6th Avenue New York, NY 10011, Attention: Investor Relations; telephone (410) 717-7134, or from Nielsen’s website www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2021 Annual General Meeting, which was filed with the SEC on April 12, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph. The disclosure herein regarding the transaction agreement shall not constitute a substantial step in furtherance of a tender offer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished as an exhibit to this report:

Exhibit No.	Description of Exhibit

2.1	Transaction Agreement, dated as of March 28, 2022, by and among Nielsen Holdings plc, Neptune Intermediate Jersey Limited and Neptune BidCo US Inc.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2022	NIELSEN HOLDINGS PLC

	By:	/s/ Jennifer Meschewski
Jennifer Meschewski Secretary